Exhibit 5.3

[Latham & Watkins LLP Letterhead]

October 1, 2004

MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50303

Re:    MidAmerican Energy Company; Registration Statement
         on Form S-3 (Registration No. 333-110398)

Ladies and Gentlemen:

In connection with the issuance by the Company of $350,000,000 principal amount of its 4.650% Notes due 2014 (the “Securities”) pursuant to the Indenture, dated as of February 8, 2002, as amended (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of October 1, 2004 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), as described in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2003 (file no. 333-110398), as amended (collectively, the “Registration Statement”), and the Prospectus dated February 6, 2004 (the “Base Prospectus”), as supplemented by the Prospectus Supplement dated September 28, 2004 (the “Prospectus Supplement”) and the Pricing Supplement dated September 28, 2004 (the “Pricing Supplement”), each filed with the Commission pursuant to Rule 424(b) under the Securities Act, you have requested our opinion with respect to the matters set forth below. The Base Prospectus, as supplemented by the Prospectus Supplement and the Pricing Supplement, is referred to herein as the “Prospectus.”

In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)	the Indenture and the Securities (collectively, the “Transaction Documents”);

(b)	the Registration Statement, the Prospectus, and the reports filed by the Company with the Commission and incorporated in the Prospectus by reference (the “Incorporated Documents”); and

(c)	the Restated Articles of Incorporation and Restated Bylaws of the Company.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties in the Officer’s Certificate and the representations and warranties of the Company in the Distribution Agreement and the Terms Agreement. We have not independently verified such factual matters.

We are opining herein only as to the effect on the Securities of the internal laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, the Securities have been duly authorized by all necessary corporate action by the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for in the manner contemplated by the Registration Statement and the Prospectus, the Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in the immediately preceding paragraph are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief); (iii) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (iv) we express no opinion with respect to whether acceleration of the Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ Latham & Watkins LLP